Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Deutsche Securities Trust on Form N-1A (“Registration Statement”) of our report dated December 21, 2016 relating to the financial statements and financial highlights which appears in the October 31, 2016 Annual Report to Shareholders of Deutsche Gold & Precious Metals Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

January 26, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 168 to the Registration Statement (Form N-1A, No. 002-36238) of our report dated December 23, 2016 on the financial statements and financial highlights of Deutsche Science and Technology Fund (one of the funds of Deutsche Securities Trust), included in the Fund’s Annual Report for the fiscal year ended October 31, 2016.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

January 26, 2017